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                                                                Exhibit 99.B19

                                     CONTROL LIST

    The Registrant, SM&R Capital Funds, Inc., is an open-end investment company, organized under the laws of the State of Maryland. The Registrant has an investment advisory contract with Securities Management and Research, Inc. ("SM&R"), a Florida corporation and a registered broker-dealer and investment adviser. SM&R and its parent company, American National Insurance Company, a Texas insurance company, own approximately 10% and 28%, respectively, of the outstanding stock of the Government Income Fund Series, 9% and 54%, respectively, of the Primary Fund Series, and 12% and 53%, respectively, of the Tax Free Fund Series. The Moody Foundation owns approximately 23.7% and the Libbie Shearn Moody Trust owns approximately 37.58% of the outstanding stock of American National Insurance Company.

    The Trustees of The Moody Foundation are Mrs. Frances Moody Newman, Robert
L. Moody and Ross Rankin Moody. Robert L. Moody is a beneficiary of the Libbie Shearn Moody Trust and Chairman of the Board, Director, President and Chief Executive Officer of American National Insurance Company. Robert L. Moody is also Chairman of the Board, a Director and controlling shareholder of National Western Life Insurance Company, a Colorado insurance company.

    The Moody National Bank of Galveston is the trustee of the Libbie Shearn Moody Trust and various other trusts which, in the aggregate, own approximately 46.87% of the outstanding stock of American National Insurance Company. Moody Bank Holding Company, Inc. owns approximately 97% of the outstanding shares of The Moody National Bank of Galveston. Moody Bank Holding Company, Inc. is a wholly owned subsidiary of Moody Bancshares, Inc. The Three R Trusts, trusts created by Robert L. Moody for the benefit of his children, are controlling stockholders of Moody Bancshares, Inc.

    The Moody Foundation owns 33.0% and the Libbie Shearn Moody Trust owns 51.0% of the outstanding stock of Gal-Tex Hotel Corporation, a Texas corporation. Gal-Tex Hotel Corporation has the following wholly-owned subsidiaries, listed in alphabetical order:

         Gal-Tenn Corporation
         Gal-Tex Management Company
         Gal-Tex Woodstock, Inc.
         GTG Corporation
         New Paxton Hotel Corporation

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    American National owns a direct or indirect interest in the following entities, listed in alphabetical order:

ENTITY:  Alamo Quarry Market, Ltd.

ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL:  ANTAC, Inc. owns a 17.5% interest.


ENTITY:  American Hampden Joint Venture

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 98% interest.


ENTITY:  American National of Delaware Corporation

ENTITY FORM:  a Delaware corporation (inactive)

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company


ENTITY:  American National Financial Corporation

ENTITY FORM: a Texas corporation (inactive)

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company


ENTITY:  American National Financial Corporation (Delaware)

ENTITY FORM: a Delaware corporation (inactive)

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


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ENTITY:  American National Financial Corporation (Nevada)

ENTITY FORM: a Nevada corporation (inactive)

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


ENTITY:  American National General Insurance Company

ENTITY FORM: a Missouri insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company.


ENTITY:  American National Growth Fund, Inc.

ENTITY FORM:  a Maryland corporation - registered investment company

OWNERSHIP OR OTHER BASIS OF CONTROL:  Investment Advisory Agreement with SM&R.


ENTITY:  American National Income Fund, Inc.

ENTITY FORM:  a Maryland corporation - registered investment company

OWNERSHIP OR OTHER BASIS OF CONTROL:  Investment Advisory Agreement with SM&R.


ENTITY:  American National Insurance Service Company

ENTITY FORM: a Missouri corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company.

ENTITY:  American National Investment Accounts, Inc.



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ENTITY FORM:  a Maryland corporation - registered investment company

OWNERSHIP OR OTHER BASIS OF CONTROL:  Investment Advisory Agreement with SM&R.


ENTITY:  American National Life Insurance Company of Texas

ENTITY FORM: a Texas insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company


ENTITY:  American National Lloyds Insurance Company

ENTITY FORM:  a Texas corporation

OWNERSHIP OR OTHER BASIS FOR CONTROL: Wholly owned subsidiary of American National Property and Casualty Company


ENTITY:  American National Property and Casualty Company

ENTITY FORM: a Missouri insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


ENTITY:  ANPAC General Agency of Texas

ENTITY FORM: a Texas corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company.


ENTITY:  ANPAC Lloyds Insurance Management, Inc.

ENTITY FORM:  a Texas corporation


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OWNERSHIP OR OTHER BASIS FOR CONTROL:  Wholly owned subsidiary of American
National Property and Casualty Company


ENTITY:  ANREM Corporation

ENTITY FORM: a Texas corporation

OWNERSHIP OR OTHER BASIS OF CONTROL:  Wholly owned subsidiary of SM&R

ENTITY:  ANTAC, Inc.

ENTITY FORM: a Texas corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


ENTITY:  Garden State Life Insurance Company

ENTITY FORM: a New Jersey insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


ENTITY:  Gateway Park Joint Venture

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL: South Shore Harbour Development, Ltd. has a 50% interest.


ENTITY:  Harbour Title Company

ENTITY FORM: a Texas corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: South Shore Harbour Development, Ltd. owns 50% of the outstanding stock.


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ENTITY:  Kearns Building Joint Venture

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL:  American National owns an 85% interest.


ENTITY:  Lincolnshire Equity Fund, L.P.

ENTITY FORM: a Delaware limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 12.6% limited partnership interest.


ENTITY:  National Institute of Family Economics, Inc.

ENTITY FORM: a Texas corporation (inactive)

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company


ENTITY:  Pacific Property and Casualty Company

ENTITY FORM: a California corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company


ENTITY:  Panther Creek Limited Partnership

ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 99% limited partnership interest


ENTITY:  Ridgedale Festival Joint Venture

ENTITY FORM: a Texas joint venture


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OWNERSHIP OR OTHER BASIS OF CONTROL:  American National Insurance Company owns a
50% interest.


ENTITY:  Rutledge Partners, L.P.

ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 50% limited partnership interest.


ENTITY:  South Shore Harbour Development, Ltd.

ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 95% limited partnership interest. ANREM Corp. owns a 5% general partnership interest.


ENTITY:  Standard Life and Accident Insurance Company

ENTITY FORM: an Oklahoma insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


ENTITY:  Terra Venture Bridgeton Project Joint Venture

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned by American National Insurance Company.


ENTITY:  Third and Catalina, Ltd.

ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 49% limited partnership interest.


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ENTITY:  Timbermill, Ltd.

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 99% limited partnership interest.


ENTITY:  Town and Country Joint Venture

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 99% limited partnership interest.


ENTITY:  Triflex Fund, Inc.

ENTITY FORM:  a Maryland corporation - a registered investment company

OWNERSHIP OR OTHER BASIS OF CONTROL:  Investment Advisory Agreement with SM&R.


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